Exhibit 10.11

                          SPECIAL TERMINATION AGREEMENT


         Agreement made as of the _____ day of _______________, 199__ by and among First Essex Bancorp, Inc., a Delaware corporation (the"Company") and its subsidiary, First Essex Bank, FSB, a federal savings bank with its main office in Lawrence, Massachusetts (the "Bank") (the Bank and the Company shall be hereinafter collectively referred to as the "Employers") and Brian W.
Thompson of Amherst, Massachusetts (the "Executive").

         1. Purpose. In order to allow the Executive to consider the prospect of a Change in Control (as defined in Section 2) in an objective manner and in consideration of the execution of an Employment Agreement between the Executive and the Employers on the date hereon (the "Employment Agreement"), the services to be rendered by the Executive to the Bank and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Employers, the Employers are willing to provide, subject to the terms of this Agreement, certain severance benefits to protect the Executive from consequences of a Terminating Event (as defined in Section 3) occurring subsequent to a Change in Control (as defined in Section 2).

         2. Change in Control. A "Change in Control" shall be deemed to have occurred in either of the following events:

                      (i) if there has occurred a change in control which the Company would be required to report in response to Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or, if such regulation is no longer in effect, any regulations promulgated by the Securities and Exchange Commission pursuant to the 1934 Act which are intended to serve similar purposes;

                     (ii) when any "person" (as such term is used in Section 13(d) and 14(d)(2) of the 1934 Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Company or the Bank representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Company or the Bank, as the case may be;

                    (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (ii), (iv) or (v) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at lease a majority of the Board of Directors of the Company;

                     (iv) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto


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         continuing to represent  (either by remaining  outstanding  or by being converted into voting securities of the surviving entity) more than 80% of the combined voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or
         (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or

                  (v) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         3.       Terminating Event. A "Terminating Event" shall mean

         (a) termination by either of the Employers of the employment of the Executive with either of the Employers for any reason other than (i) death, (ii) for Cause (as defined in the Employment Agreement), or (iii) by Operation of Law (as defined in the Employment Agreement), or

         (b) resignation of the Executive from the employ of either of the Employers, while the Executive is not receiving payments or benefits from either of the Employers by reason of the Executive's disability, subsequent to the occurrence of any of the following events:

                   (i) a significant change in the nature or scope of the Executive's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to the Change in Control; or

                  (ii) a determination by the Executive that, as a result of a Change in Control, he is unable to exercise the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to such Change in Control; or

                 (iii) a reduction in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all management personnel of the Bank and all management personnel of any person in control of the Bank; or

                  (iv) the relocation of the Employers' offices at which the Executive is principally employed immediately prior to the date of the Change in Control to a location more than 25 miles from Andover, Massachusetts, or the Employers' requiring the Executive to be based anywhere other than the Employers' offices at such location; or

                   (v) the failure by the Employers to pay to the Executive any portion of his current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Employers within seven (7) days of the date such compensation is due; or



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                  (vi) the  failure by the  Employers  to continue in effect any material compensation, incentive, bonus or benefit plan in which the Executive participates immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Employers to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Change in Control; or

                 (vii) the failure by the Employers to continue to provide the Executive with benefits substantially similar to those available to the Executive under any of the Employers' life insurance, medical, health and accident, or disability plans or any other material benefit plans in which the Executive was participating at the time of the Change in Control, the taking of any action by the Employers which would directly or indirectly materially reduce any of such benefits, or the failure by the Employers to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Employers in accordance with the Employers' normal vacation policy in effect at the time of the Change in Control; or

                (viii) the failure of the Employers to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement.

         4. Severance Payment. In the event a Terminating Event occurs within three (3) years after a Change in Control, the Employers shall pay to the Executive an aggregate amount equal to (x) three times the "base amount" (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) applicable to the Executive, less (y) One Dollar ($1.00), payable in one lump-sum payment on the date of termination; provided, however, if such a Terminating Event occurs prior to the Employers' having determined the amount, if any, to be paid to the Executive as an annual performance bonus for the year ending on December 31, 1997, then the Executive shall be paid, prior to the date of termination, a bonus for such year or portion thereof equal to the product of $50,000 and a fraction the numerator of which is the number of calendar days from and including January 1, 1997 through and including the date on which such termination occurs (which numerator may not in any case be greater than 365) and the denominator of which shall be 365, and the payment of such bonus shall be included in the "base amount" applicable to the Executive for purposes of calculating the amount to be paid to the Executive under this Section 4.

         5. Employment Status. This Agreement is not an agreement for the employment of the Executive and shall confer no rights on the Executive except as herein expressly provided.

         6. Term. This Agreement shall take effect on and as of the date hereof and shall terminate upon the earlier of (a) termination by the Bank of the employment of the Executive pursuant to Section 3(a) of this Agreement, (b) the resignation or termination of the Executive for any reason prior to a Change in Control, or (c) the resignation of the Executive after a Change in Control for any reason other than the occurrence of any events enumerated in Section 3(b)(i)-(viii) of this Agreement.



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         7. Withholding. All payments made by the Employers under this Agreement shall be net of any tax or other amounts required to be withheld by the Employers under applicable law.

         8. Arbitration Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach hereof shall be settled by arbitration in accordance with the laws of the Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Employers, one by the Executive and the third by the fist two arbitrators. If the fist two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 8. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of Executive's rights under this Agreement, the Employers shall pay (or the Executive shall be entitled to recover from the Employers, as the case may be) the Executive's reasonable attorneys' fees and other reasonable costs and expenses in connection with the enforcement of said rights (including the enforcement of any arbitration award in court) regardless of the final outcome, unless and to the extent the arbitrators shall determine that under the circumstances recovery by the Executive of all or part of any such fees and costs and expenses would be unjust.

         9. Assignment. Neither the Employers nor the Executive may make any assignment of this Agreement of any interest herein, by operation of law or otherwise, without the prior written consent of the other party and without such consent any attempted transfer shall be null and void and of no effect. This Agreement shall inure to the benefit of and be binding upon the Employers and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death prior to the completion by the Employers of all payments due him under this Agreement, the Employers shall continue such payments to the Executive's beneficiary designated in writing to the Employers prior to his death (or to his estate, if he fails to make such designation).

         10. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         11. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any terms or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such terms or obligation or be deemed a waiver of any subsequent breach.

         12. Prior Agreements. This Agreement, together with that certain Employment Agreement of even date herewith by and among the Company, the Bank and the Executive (the "Employment Agreement"), contains the entire agreement and understanding of the parties with respect to its subject matter and supersedes the Employment Agreement dated October 1, 1995 by


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and among  Finest  Financial  Corp.  ("Finest"),  Pelham Bank and Trust  Company
("Pelham") (the predecessors through merger to the Company and the Bank, respectively) and the Executive and any provisions contained in the Agreement and Plan of Reorganization dated as of August 5, 1996, as amended, by and among the Company, Finest and Pelham, including without limitation Schedule 5.12 thereto, other than those provisions contained in Section 5.12(a) of said Agreement and Plan of Reorganization referred to in Section 4(b) of the Employment Agreement, which prior agreement and provisions shall be of no further force or effect as of the date hereof.

         13. Notices. Any notices, requests, demands and other communication provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Employers or, in the case of the Employers, at their executive offices, attention of the Board of Directors.

         14. Election of Remedies. An election by the Executive to resign after a Change in Control under the provisions of this Agreement shall not constitute a breach by the Executive of any employment agreement between the Employers and the Executive and shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Employers' benefit plans, programs or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under any employment agreement he may then have with the Employers, provided, however, that if there is a Terminating Event under Section 3 hereof, the Executive may elect either to receive the severance payment provided under Section 4 or such termination benefits as he may have under any such employment agreement, but may not elect to receive both.

         15.  Amendment.  This  Agreement  may be amended or modified  only by a
written   instrument   signed   by  the   Executive   and  by  duly   authorized
representatives of each of the Employers.

         16. Governing Law. This is a Massachusetts contract and shall be construed under and be governed in all respect by the laws of the Commonwealth of Massachusetts.


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         IN  WITNESS  WHEREOF,  this  Agreement  has been  executed  as a sealed instrument by the Employers, by their duly authorized officers, and by the Executive, as of the date first above written.



ATTEST:                                 FIRST ESSEX BANCORP, INC.


_________________________               By:_______________________________
 Secretary                                 President and Chief Executive Officer



ATTEST:                                 FIRST ESSEX BANK, FSB



_________________________               By:_______________________________
 Secretary                                 President and Chief Executive Officer



WITNESS:                                EXECUTIVE



________________________                __________________________________
                                         Brian W. Thompson